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                                                                    EXHIBIT 10.2

                             AMENDED AND RESTATED
                             --------------------
                  AGREEMENT FOR PURCHASE AND SALE OF ACCOUNTS
                  -------------------------------------------


     This Amended and Restated Agreement for Purchase and Sale of Accounts is entered into effect on the 9th day of April, 1998, by and between SILVERADO FOODS, INC., NONNI'S and THE BAGEL PLACE DIVISIONS OF SILVERADO FOODS, INC., all Oklahoma corporations located at 6846 S. Canton Suite 110, Tulsa, Oklahoma 74136; 3920 East Pine Street, Tulsa, Oklahoma 74115, and 1701 East Edinger, Suite F5, Santa Ana, California 92705 ("Seller") and ACCORD CAPITAL CORPORATION, an Oklahoma corporation located at 2504-A East 21st Street, Tulsa, Oklahoma 74114 ("Accord"). Seller and Accord hereby agree as follows:

     1.   Definitions.

          (a) "Accounts" shall mean the accounts described on Schedule A attached hereto and made a part hereof as amended or supplemented from time to time.

          (b) "Account Debtors" shall mean the customers of Seller referenced on Schedule A attached hereto and made a part hereof as amended or supplemented from time to time.

          (c) "Initial Payment" shall mean a sum equal to eighty percent (80%) of the face amount of each Account described on Schedule A attached hereto and made a part hereof as amended or supplemented from time to time.

          (d) "Obligations" shall mean all indebtedness and obligations of Seller owed to Accord pursuant to this Agreement or otherwise, plus any accrued and unpaid interest and all expenses including (without limitation) all attorneys fees and expenses paid or incurred by Accord in attempting to collect Obligations or any part thereof (whether incurred through the necessity of litigation or otherwise) and in all other ways enforcing the terms of this Agreement.

          (e) "Reimbursements" shall mean those expenses to be reimbursed by Seller to Accord pursuant to paragraph 8 hereof.

          (f) "Reserve" shall mean a sum equal to twenty percent (20%) of the face amount of each Account described on Schedule A attached hereto and made a part hereof as amended or supplemented from time to time.

     2. Amount Subject to Factoring. Subject to the terms and conditions stated herein, Accord commits to purchase Accounts not to exceed the stated
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          amount of Three Million Dollars ($3,000,000.00) of the Accounts
          purchased by Accord. (the "Maximum Amount").

     3. Fees Due From Seller. Factor Commitment Fee. Seller agrees to pay Accord at the time of closing from the Initial Payment an amount equal to one percent (1%) of the Maximum Amount as a loan commitment fee for the establishment of the Agreement, which Seller agrees is a reasonable amount relating to the establishment of such factoring relationship.

     4.   Purchase and Sale of Accounts.

          (a) Seller hereby sells, assigns, transfers, conveys and delivers to Accord all of Seller's right, title and interest in and to the Accounts, the invoices evidencing the Accounts and all other documents related to or associated with the Accounts. The sale of the Accounts is unconditional and without reservation of any kind.

          (b) Accord shall deliver the Initial Payment to Seller at the time each of the Accounts is sold, assigned, transferred and delivered to Accord less a fee owed to Accord equal to two and one quarter percent (2.25%) of the face amount of each Accounts. Upon collection of each of the Accounts from the Account Debtors, Accord shall deliver a check to Seller (drawn against the Reserve) for the aggregate amount collected less (i) the Initial Payment, (ii) a fee owed Accord equal to One percent (1%) of the face amount of the collected Account(s) for each additional thirty (30) day period (or part thereof) from the date payment is received on each of the collected Accounts. (iii) all Reimbursements, and (iv) all other amounts due Accord hereunder. Checks shall be delivered to Seller pursuant to the following schedule:

                Account Collection Date           Payment Date to Seller
                -----------------------           ----------------------

          On or after the 1st day and before         25th day of the
          The 15th day of a month                    same month

          On or after the 15th day and on or         10th day of the
          Before the last day of a month             succeeding month

     The Reserve may be applied by Accord prior to any distribution to Seller first (i) compensating Accord for any breach by Seller of any provisions of this Agreement and (ii) compensating Accord for any sums owing to Accord pursuant to this Agreement including (without limitation) all Obligations. Seller understands that (i) the obligations of Accord under this subparagraph 2(b) are unsecured general obligations of Accord, (ii) Seller has no rights in or claim to amounts collected on any of the Accounts, and
     (iii) the Reserve is a payment mechanism and does not

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     constitute property of Seller or funds held in trust by Accord for the benefit of Seller.

          Accord shall deduct from the first Initial Payment to be delivered to Seller by Accord the actual costs and expenses of Accord's legal counsel incurred in connection with the preparation of documents, out of pocket expenses and negotiating the transactions contemplated herein in an amount of $4,750.

     5. Seller's Representations, Warranties and Covenants. Seller represents, warrants and covenants to Accord that:

          (a) Seller is the sole owner of the Accounts. The Accounts are free and clear of all liens, claims and encumbrances and have not been assigned or encumbered in any manner. Seller has the full power and authority to sell each of the Accounts and has duly authorized their sale to Accord pursuant to this Agreement.

          (b) Each Account is for the amount stated on Schedule A and there are no setoffs, deductions, disputes, contingencies or counterclaims against Seller or any of the Accounts. In the event of a misrepresentation by Seller (whether intentionally or otherwise) as to the amount of an Account or a reduction by an Account Debtor in the amount paid or owing on an Account for any reason, Accord shall provide notice to Seller and may reduce by the same amount the Reserve and any other payments received on or for the account of Seller hereunder. In addition, Accord may demand reimbursement directly from Seller for the amount of any deficiency and Seller shall immediately deliver such amount to Accord. Each Account is based upon an actual sale and delivery of merchandise or services and the Account Debtor is liable for the payment of the amount stated on the Account according to its terms. The original invoice evidencing the Account bears notice of the assignment of the Account to Accord. Seller shall indemnify and protect Accord against liability, loss or expense caused by or arising out of direct rejection of goods or alleged claims, defenses, or offsets of every kind.

          (c) Each Account is current and presently due and owing to Seller. Payment on each Account is not contingent upon fulfillment of any obligation or condition at any time.

          (d) Accord shall be the sole owner and holder of the Accounts, together with any proceeds, contract rights and/or claims relating to the Accounts, all of which are to be deemed a part of the Accounts. In the event Seller receives payment for all or any portion of any of the Accounts, Seller shall immediately notify Accord and shall hold all checks

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     and other instruments received by Seller in trust for Accord and shall deliver to Accord such checks and other instruments (or, at the direction of Accord, the proceeds thereof) without delay.

          (e) In no event shall Accord be obligated to pursue collection of the Accounts by litigation or otherwise.

          (f) Accord and its directors, officers and agents shall have the right to sign and endorse on behalf of Seller all checks, drafts and other forms of payment received by Accord in connection with the payment of any Account. Seller appoints Accord or any other person, whom Accord may from time to time designate, as Seller's attorney-in-fact with power to:

                    (i) endorse Seller's name on any checks, drafts or other forms of payment or security that may come into Accord's possession;

                   (ii) sign Seller's name on notices of assignment, financing statements, verifications of Accounts and notices to Account Debtors;

                  (iii) receive, open and dispose of all mail addressed to Seller and received by Accord;

                   (iv) send requests for verification of Accounts to Account Debtors; and

                    (v) do all things necessary to carry out the terms of this Agreement.

     This power of attorney granted Accord, being coupled with an interest, is irrevocable as long as any Obligation remains outstanding. Accord shall not be liable to Seller for any acts of commission or omission nor for any error in judgment or mistake of fact or law.

          (g) Should Seller at any time breach any provision of any agreement between Seller and Accord including (without limitation) this Agreement, Accord shall have the right to notify Seller in writing that Accord is requiring Seller to repurchase immediately all unpaid Accounts under this and all other agreements between Seller and Accord. Seller shall repurchase all unpaid Accounts immediately upon receipt of such written notice if Seller has not cured such breach to the satisfaction of Accord. In such event, Seller agrees that, in addition to paying Accord all sums otherwise due Accord from Seller, Seller shall be responsible for paying Accord an amount equal to (i) the Initial Payment advanced by Accord against all such unpaid Accounts, (ii) the fee which is earned by

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     Accord to the date payment is received by Accord, and (iii) any
     Reimbursements.

          (h) Accord reserves the right to return to Seller all Accounts that are not paid in full within sixty (60) days after the date of such Account or upon notice from an Account Debtor that such Account Debtor will not be paying its respective Account(s) in full. Accord may reduce the amount of the Reserve by the amount of the Account(s) returned to Seller or if the Reserve is insufficient to pay Accord in full, Seller immediately shall pay Accord the amount due Accord upon return of the Account(s) and all other amounts due under this Agreement. No Account shall be deemed returned to Seller until such time as Accord shall have received all amounts due to Accord.

          (i) In addition to the rights granted Accord under the Uniform Commercial Code, Accord shall have all of the rights of an unpaid seller, including the rights of replevin, reclamation, and stoppage in transit, and any merchandise so recovered will be considered, as between Accord and Seller, as returned merchandise.

          (j) All of Seller's books, accounts, correspondence, records and papers pertaining to the Accounts shall be available for Accord's inspection during regular business hours.

          (k) From the date of this agreement and until the date one hundred fifty (150) days form the date of this Agreement, Seller shall offer to sell to Accord all accounts receivable of Seller on the terms and conditions set forth herein. Accord, in its sole and absolute discretion, shall then have the right and option to review and acquire all or any of such accounts receivable offered to Accord within five (5) business days after such offer is made to Accord. Accord shall be under no obligation to purchase any accounts receivable of Seller. Accord shall process and mail all invoices of Seller.

          (l) Seller acknowledges that Accord may grant a security interest in the Accounts, including any proceeds, contract rights and/or claims relating to the Accounts, to secure obligations owing by Accord to one or more secured parties. Seller hereby joins in the granting of a security interest in the Accounts in favor of such secured parties and agrees that the rights of such secured parties with respect to the Accounts and all amounts collected thereon will be prior and paramount to any rights or claims of Seller with respect to the Accounts or any amounts collected thereon.

     6. Security. In order to secure Seller's Obligations, Seller hereby grants to Accord a security interest in and lien upon all of Seller's right, title and interest in and to

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all of Seller's existing and future accounts, contract rights, receivables, accounts receivable, claims, general intangibles, equipment, inventory and all proceeds, substitutions, renewals and products thereof. Seller agrees to comply with all appropriate laws in order to perfect Accord's security interest in and to such collateral and Seller shall execute and deliver from time to time at the request of Accord, any financing statement(s) or additional documents or instruments, including a security agreement separate from this Agreement.

     7. Governing Law/Forum Selection. This Agreement is made and entered into in Tulsa, Oklahoma, and shall be governed by the laws of the State of Oklahoma. Seller submits to personal jurisdiction and venue in all state and federal courts situated in Tulsa, Oklahoma. Seller waives all objections to in personam jurisdiction, venue and convenience of the forum of such courts with respect to any suit, proceeding or action. SELLER FULLY, VOLUNTARILY AND EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY REGARDLESS OF THE PARTICULAR COURT OR FORUM WITH RESPECT TO ANY CLAIM, ACTION, COUNTERCLAIM OR DEFENSE WHATSOEVER OF ACCORD OR SELLER, WHETHER OR NOT SUCH CLAIM, ACTION, COUNTERCLAIM OR DEFENSE RELATES OR PERTAINS TO THIS AGREEMENT.

     8. Collection and Attorney's Fees. Accord shall have the full power and authority to collect each Account, through legal action or otherwise, and may, in its sole discretion, settle, compromise, or assign (in whole or in part) any of the Accounts, or otherwise exercise any other right now existing or hereafter arising with respect to any of the Accounts, if such action will facilitate collection. If Accord is required to enforce its rights hereunder against Seller or a guarantor of the Obligations of Seller, by virtue of a breach by Seller of the provisions of this Agreement, then in addition to any other obligations hereunder, Seller and each guarantor shall jointly and severally be liable for the full amount of the attorney's fees incurred in collection, together with interest on the amount of the Accounts from the date hereof to the date of satisfaction at the maximum rate permitted by law.

     9. Complete Agreement. This Agreement and the documents executed in connection herewith set forth the complete and entire understanding between Seller and Accord and may be modified only by a written instrument signed by the party to be bound thereby. Every provision of this Agreement is intended to be severable, and if any term or provision hereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

     10. Reimbursements. Seller agrees to reimburse Accord for the following expenses:

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          (a)  credit research, analysis, credit report preparation and review of trade credit information at $22.50 for each report;

          (b) postage, long distance telephone, facsimile and duplication at Accord's cost;

          (c)  processing fee of $1.00 for each invoice;

          (d)  U.C.C. search and filing fees; and

          (e)  $2,500.00 Quarterly Monitoring Fee.

          (f) wire transfer of immediately available funds to Seller at $15.00 per transfer.

     11. The rights and obligations of Accord may be assigned by Accord and Seller shall, within five (5) days after written request, execute and deliver any and all documents requested by Accord to evidence such assignment and to affirm Seller's Obligations to such assignee.

     The undersigned have entered into this Amended and Restated Agreement for Purchase and Sale of Accounts as of the day and year first above written.

ACCORD CAPITAL CORPORATION              SILVERADO FOODS, INC.,
2504-A East 21st Street                 NONNI'S AND THE BAGEL PLACE
Tulsa, Oklahoma 74114                   DIVISIONS OF SILVERADO FOODS, INC.
                                        6846 S. Canton  Suite 110
                                        Tulsa, Oklahoma  74136


By /s/ Kevin M. Webb                    By /s/ Lawrence Field
  ---------------------------------       ---------------------------------
  Kevin M. Webb, President                Lawrence Field, Chairman of the
                                          Board

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                                   EXHIBIT A
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       Accounts to be added by supplement approved by Seller and Accord.

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